STRATEGIC PARTNERSHIP AGREEMENT

TPT Global Tech, Inc –Thomas Scientific, LLC

THIS STRATEGIC PARTNERSHIP AGREEMENT relates to the two parties' cooperative effort towards mobile medical diagnostics and population disease monitoring. The "**Agreement**"is made and entered into as of this __ day of September 2020 (the "**Effective Date**") by and between:

- TPT Global Tech, Inc. (TPT), a company, incorporated under the laws of Florida having elected domicile for the purposes of this Agreement at 501 W Broadway suite 800 San Diego CA 92101; and
- Thomas Scientific (TS) a company incorporated under the laws of New Jersey 1654 High Hill Rd, Swedesboro, NJ 08085.

TPT and Thomas Scientific shall be hereinafter collectively referred to as the "**Parties**" and each individually as a "**Party**".

RECITALS

Whereas the Parties wish to form a strategic partnership between their two commercial enterprises, in order to pursue and achieve the objectives stated below to benefit each individual company, while they remain independent organizations:

For the purposes of this Agreement, the objectives that the Parties intend to achieve are as follows:

1. Thomas Scientific will provide sales and marketing support to TPT MedTech to sell and market TPT MedTech's QuikLAB, QuikPass App and Hardware, SaniQuik and PPE products in the United States.

2. TPT MedTech will sell and market Thomas Scientific products and services on TPT MedTech E-commerce website as a reseller of Thomas Scientific.

3. Thomas Scientific will provide supply chain support to TPT MedTech's QuikLab product channel on an exclusive basis.

4. Thomas Scientific will provide tier one support for TPT MedTech's products and services throughout the United States.

NOW, THEREFORE, the Parties agree as follows:

1. The Parties will seek to achieve the above objectives in one or more separate written agreements to be mutually agreed between the Parties. There shall be no financial arrangement between the Parties at this time. Each Party will assist the other Party with marketing and consulting services, however only to the extent such assisting Party is willing at its full and sole discretion to do so without financial arrangements. If a

financial arrangement is desired by either Party, a separate written agreement organizing the scope of services to be rendered, and the corresponding financial arrangements, must be agreed upon and entered between the Parties. Each Party will bear its own costs, fees and expenses in connection with the implementation of this Agreement unless and until the parties mutually agree on a mechanism of splitting their costs, fees and expenses.

2. The term of this Agreement is two (2) years as from the Effective Date. Agreement shall automatically renew for successive (1) year periods unless either party provides written notice of non-renewal at least (120) days before the end of the then-current term.
3. The commitments made by each Party in this Agreement are explicitly dependent upon the performance by the other Party of its commitments.
4. Other than expressly provided herein, nothing in this Agreement shall be considered to constitute any Party as partner or agent of the other Party, or shall be interpreted as empowering any Party to enter into any commitments or contract obligations of any kind or form with any third party on behalf of the other Party.
5. **Notices**. Notices and other communication between the Parties shall be affected in writing by email, facsimile, registered mail express courier or in other written form ensuring credible evidence in writing. Notices will be deemed delivered on the date shown on the postal return receipt or on the courier, facsimile or email confirmation of delivery.
6. **Semi-Exclusivity**. The cooperation of the Parties under this Agreement shall be a Semi-exclusive agreement. TPT MedTech will not enter into any agreement with any direct competitor of Thomas Scientific. TPT MedTech's in house sales team shall maintain the right to continue to sell TPT MedTech's products and services in house.
7. **Entry into force**. This Agreement will enter into force upon being duly signed by the authorized representatives of both TPT and Thomas Scientific.
8. The commitments made by each Party in this Agreement are explicitly dependent upon the performance by the other Party of its commitments.
9. Any amendment or modification of this Agreement shall be in writing and executed by a duly authorized representative of each Party. This also applies to any amendment or modification of this written form requirement.
10. No Party may transfer or assign any of its rights and/or obligations under this Agreement, directly or indirectly, without obtaining the prior written consent of the other Party.
11. Should one or several provisions of this Agreement become invalid or unenforceable in total or in part, the remaining provisions of this Agreement shall remain unaffected hereby. The invalid or unenforceable provision shall be replaced by a valid and enforceable provision that comes closest to the original intention of the Parties.
12. **Applicable law, Jurisdiction**. This Agreement shall be governed by the laws of California except for its conflict of laws rules. Any dispute arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration under the Rules of State of California., which Rules are deemed to be incorporated by reference into this Clause. The number of arbitrators shall be one arbitrator to be appointed in accordance with said Rules. The seat of arbitration shall be the city of Paris, France. The language to be used in the arbitralproceedings shall be the English Language.
13. Any ambiguity in this Agreement shall be interpreted equitably without regard to which Party drafted the Agreement or any provision thereof.
14. In case of conflict or discrepancy between the provisions of this general Agreement and the provisions of any specific agreement entered between the Parties prior or after the

Effective Date, and whether or not pursuant to this Agreement, the provisions of the specific agreement will prevail between the Parties.

15. **Payment Terms**. Thomas Scientific Payment Terms N30; TPT Global Tech Inc Payment Terms N30
16. **Indemnification.** Supplier agrees to defend, indemnify, and hold harmless Distributor, its affiliates, officers, directors, employees, and agents, from and against any and all third party Claims arising from (i) the Products or any other product designed, manufactured, or marketed by Supplier and distributed by Distributor; shall not apply to any Claims to the extent such Claims are caused primarily by the gross negligence, reckless or intentional acts or omissions of Distributor, (ii) any material breach by Supplier of any of its representations, warranties, including the limited warranty, covenants or obligations contained herein, (iii) Supplier's material breach of any applicable laws or (iv) any false or misleading claims or advertisements made by Supplier.
17. **Termination.** Either Party shall have the right to terminate this Agreement on written notice if the other Party (i) dissolves or ceases doing business, (ii) commits or suffers any act of bankruptcy or insolvency, or (iii) commits a material breach of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of such breach.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the Effective Date.

IN WITNESS whereof, this Agreement was signed by the Parties in two original copies each Party having received an original.

THOMAS SCIENTIFIC	**TPT GLOBAL TECH, INC.**
Michele C [signature]	Stephen J Thomas III [signature]
Name: Michele Crispin	Name: Stephen J. Thomas III
Title: VP Supplier Programs Mgmt	Title: CEO
Date: 9-8-2020	Date: 9-2-20